Exhibit 4.8
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              CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                   Transferor on and after June 1, 1996,

                            JPMORGAN CHASE BANK,

               Transferor prior to June 1, 1996 and Servicer

                                    and

                           THE BANK OF NEW YORK,

                                  Trustee

             on behalf of the Series 2002-6 Certificateholders

                            --------------------

                          SERIES 2002-6 SUPPLEMENT

                       Dated as of September 30, 2002

                                     to

         THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                 Dated as of November 15, 1999, as amended

                            --------------------

                       CHASE CREDIT CARD MASTER TRUST

                               Series 2002-6


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                            TABLE OF CONTENTS

SECTION 1.  Designation................................................1

SECTION 2.  Definitions................................................1

SECTION 3.  Servicing Compensation and Assignment of Interchange......12

SECTION 4.  Reassignment and Transfer Terms...........................13

SECTION 5.  Delivery and Payment for the Investor Certificates........14

SECTION 6.  Form of Delivery of Investor Certificates.................14

SECTION 7.  Article IV of Agreement...................................14

SECTION 8.  Article V of the Agreement................................25

SECTION 9.  Series 2002-6 Pay Out Events..............................28

SECTION 10. Series 2002-6 Termination.................................29

SECTION 11. Counterparts..............................................29

SECTION 12. (a)  Governing Law........................................29

SECTION 13. No Petition...............................................30

SECTION 14. Amendment to Agreement....................................30

SECTION 15. Tax Representation and Covenant...........................30

SECTION 16. Transfers of the Certificates.............................31

SECTION 17. Compliance with Withholding Requirements..................33

SECTION 18. Tax Characterization of the Certificates..................33

SECTION 19. ERISA Legend..............................................33

EXHIBIT A   Form of Certificate
EXHIBIT B   Form of Monthly Payment Instructions and Notification to the
            Trustee
EXHIBIT C   Form of Monthly Series 2002-6 Certificateholder's Statement
EXHIBIT D   Form of Transferee Representation Letter

SCHEDULE 1 Schedule to Exhibit C of the Pooling and Servicing Agreement With Respect to the Investor Certificate

                                      i
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                  SERIES 2002-6 SUPPLEMENT, dated as of September 30, 2002
(this "Series Supplement"), by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996, JPMORGAN CHASE BANK, as Transferor prior to June 1, 1996 and as Servicer, and THE BANK OF NEW YORK, as Trustee under the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999, as amended by the First Amendment thereto dated as of March 31, 2001, and the Second Amendment thereto, dated as of March 1, 2002, between Chase USA, the Servicer and the Trustee (as may be amended, modified or supplemented from time to time, the "Agreement").

                  Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates;

                  Pursuant to this Series Supplement, the Transferor and the Trust shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof;

                  On the Closing Date, the Certificates will be deposited by the Transferor in the Chase Credit Card Owner Trust 2002-6 (the "Owner Trust") and pledged by the Owner Trustee to an indenture trustee to secure certain notes to be issued by the Owner Trust.

                  SECTION 1 Designation.

                  (a) There is hereby created a Series of Investor Certificates to be issued in a single class pursuant to the Agreement and this Series Supplement and to be known as the "Series 2002-6 Certificates." The Series 2002-6 Certificates shall be substantially in the form of Exhibit A hereto.

                  (b) Series 2002-6 shall be included in Group One (as defined below). Series 2002-6 shall not be subordinated to any other Series.

                  SECTION 2 Definitions.

                  In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Investor Certificates and no other Series of Certificates issued by the Trust.

                  "Accumulation Period" shall mean, solely for the purposes of the definition of Monthly Principal Payment as such term is defined in each Supplement, the Controlled Accumulation Period.

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                  "Accumulation Period Factor" shall mean, for each Monthly
Period, a fraction, the numerator of which is equal to the sum of the initial investor interests (or other amounts specified in the applicable Supplement) of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Interest, (b) the initial investor interests (or other amounts specified in the applicable
Supplement) of all outstanding Series (other than Series 2002-6) which are not expected to be in their revolving periods, and (c) the initial investor interests (or other amounts specified in the applicable Supplement) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are in their revolving periods.

                  "Accumulation Period Length" shall have the meaning assigned such term in subsection 4.9(e).

                  "Accumulation Period Reserve Account" shall have the meaning specified in subsection 4.14(a).

                  "Accumulation Period Reserve Account Funding Date" shall mean the Transfer Date which occurs not later than the earliest of (a) the Transfer Date with respect to the Monthly Period which commences three months prior to the commencement of the Controlled Accumulation Period; (b) the first Transfer Date for which the Portfolio Adjusted Yield is less than 2%, but in such event the Accumulation Period Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Transfer Date for which the Portfolio Adjusted Yield is less than 3%, but in such event the Accumulation Period Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences six months prior to the commencement of the Controlled Accumulation Period; and (d) the first Transfer Date for which the Portfolio Adjusted Yield is less than 4%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences four months prior to the commencement of the Controlled Accumulation Period.

                  "Accumulation Period Reserve Account Surplus" shall mean, with respect to any date of determination, the amount by which the amount on deposit in the Accumulation Period Reserve Account exceeds the Required Accumulation Period Reserve Account Amount.

                  "Accumulation Period Reserve Draw Amount" shall have the meaning specified in subsection 4.14(c).

                  "Accumulation Shortfall" shall initially mean zero and shall thereafter mean, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into

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the Principal Funding Account pursuant to subsection 4.9(c)(i) with respect to the Certificates for the previous Monthly Period.

                  "Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Investor Interest as of such date minus the Principal Funding Account Balance as of such date.

                  "Aggregate Investor Default Amount" shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

                  "Assignee" shall have the meaning specified in subsection
16(a).

                  "Available Accumulation Period Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Accumulation Period Reserve Account on such date (after taking into account any interest and earnings retained in the Accumulation Period Reserve Account pursuant to subsection 4.14(b) on such date, but before giving effect to any deposit made or to be made in the Accumulation Period Reserve Account on such date) and (b) the Required Accumulation Period Reserve Account Amount.

                  "Available Investor Finance Charge Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Floating Allocation of the Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) and Section 2.8 of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Investor Interest, the Principal Funding Investment Proceeds arising pursuant to subsection 4.13(b), if any, with respect to the related Transfer Date and
(c) the Accumulation Period Reserve Draw Amount (up to the Available Accumulation Period Reserve Account Amount) plus any amounts of interest and earnings described in subsections 4.14(b), 4.14 (c) and 4.14(d) which will be deposited into the Finance Charge Account on the related Transfer Date.

                  "Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.11 are required to fund the Class A Note Interest Requirement, the Class B Note Interest Requirement and the Net Investor Servicing Fee, plus (c) the amount of Shared Principal Collections with respect to other Series that are allocated to Series 2002-6 in accordance with subsection 4.12(b).

                  "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A

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Note Interest Requirement, the Class B Note Interest Requirement and the Net
Class C Note Interest Requirement, each for the related Note Interest Period, and the Investor Servicing Fee with respect to such Monthly Period and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period; provided, however, that with respect to the August 2002, September 2002 and October 2002 Monthly Periods, Base Rate shall mean the sum of (i) the weighted average of the Class A Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate and
(ii) 2%; provided that the Class A Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate shall be determined based on LIBOR as calculated for the related Interest Periods pursuant to the Series 2002-4 Supplement to the Agreement plus (x) in the case of the Class A Note Interest Rate, 0.06% per annum, (y) in the case of the Class B Note Interest Rate, 0.35% per annum and (z) in the case of the Class C Note Interest Rate 1.05% per annum.

                  "Certificateholders" shall mean the Persons in whose names the Series 2002-6 Certificates are registered in the Certificate Register.

                  "Certificate Reassignment Date" shall mean the date on which the Investor Certificates are retransferred to the Transferor in accordance with the terms specified in Section 4 of this Series Supplement and subsection 12.2(a) of the Agreement.

                  "Certificates" shall mean the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

                  "Class A Note Interest Requirement" shall have the meaning set forth in the Indenture.

                  "Class B Note Interest Requirement" shall have the meaning set forth in the Indenture.

                  "Closing Date" shall mean September 30, 2002.

                  "Controlled Accumulation Amount" shall mean (a) for any Transfer Date with respect to the Controlled Accumulation Period prior to the Scheduled Principal Allocation Commencement Date, $77,000,000; provided, however, that if the commencement of the Controlled Accumulation Period is determined to be less than 12 months pursuant to subsection 4.9(e), the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period prior to the Scheduled Principal Allocation Commencement Date, will be equal to (x) 84% of the Initial Investor Interest divided by (y) the number of Monthly Periods in the Controlled Accumulation Period as determined pursuant to subsection 4.9(e) and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the Scheduled Principal Allocation Commencement Date, zero.

                  "Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on August 31, 2004 or

                                     -4-
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such later date as is determined in accordance with subsection 4.9(e) and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series 2002-6 Termination Date.

                  "Controlled Deposit Amount" shall mean, with respect to any Transfer Date, the sum of (a) the Controlled Accumulation Amount for such Transfer Date and (b) any existing Accumulation Shortfall.

                  "Covered Amount" shall mean, as of the Transfer Date with respect to any Interest Period, an amount equal to the product of (a) the actual number of days in the Interest Period beginning on the Distribution Date preceding such Transfer Date divided by 360, (b) the Class A Note Interest Rate and (c) the Principal Funding Account Balance as of the close of business on the Distribution Date preceding such Transfer Date (after giving effect to all of the transactions occurring on such date).

                  "Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series.

                  "Daily Principal Shortfall" shall mean, on any date of determination, the excess of the Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to investor certificates of all outstanding Series, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

                  "Distribution Date" shall mean November 15, 2002 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

                  "Excess Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date exceed the Covered Amount determined on such Transfer Date.

                  "Finance Charge Shortfall" shall mean, with respect to any Transfer Date, the excess, if any, of the amount distributable pursuant to subsections 4.9(a)(i) through (viii) over Available Investor Finance Charge Collections.

                  "Fitch" shall mean Fitch, Inc., doing business as Fitch Ratings, and any successor thereto.

                  "Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater

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of (a) the sum of (i) the aggregate amount of Principal Receivables in the
Trust determined as of the close of business on the last day of the prior Monthly Period and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount determined pursuant to clause (a)(i) hereof shall be the quotient of (A) the sum of (I) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period multiplied by the actual number of days in the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (II) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, multiplied by the actual number of days in the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period divided by (B) the actual number of days in such Monthly Period.

                  "Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount determined pursuant to clause
(a)(i) hereof shall be the quotient of (A) the sum of (I) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period multiplied by the actual number of days in the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (II) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, multiplied by the actual number of days in the period from and including the related Addition Date or Removal Date to

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

and including the last day of such Monthly Period divided by (B) the actual number of days in such Monthly Period.

                  "Group One" shall mean Series 2002-6 and each other Series specified in the related Supplement to be included in Group One.

                  "Indenture" shall mean that certain agreement, dated as of September 30, 2002 between the Chase Credit Card Owner Trust 2002-6 and The Bank of New York, as indenture trustee.

                  "Initial Investor Interest" shall mean the initial aggregate principal amount of the Certificates, which is $1,100,000,000.

                  "Initial Purchaser" shall have the meaning set forth in subsection 16(c).

                  "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period shall be the period from and including the Closing Date through the day preceding the initial Distribution Date.

                  "Investor Certificates" shall mean the Series 2002-6 Certificates.

                  "Investor Charge-Offs" shall have the meaning specified in Section 4.10.

                  "Investor Default Amount" shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage on the day such Account became a Defaulted Account.

                  "Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Initial Investor Interest, minus
(b) the aggregate amount of principal payments made to the Certificates prior to such date and minus (c) the aggregate amount of Investor Charge-Offs pursuant to Section 4.10 and Reallocated Principal Collections pursuant to Section 4.11 plus (d) the aggregate amount of Available Investor Finance Charge Collections allocated and available on all prior Transfer Dates pursuant to subsection 4.9(a)(vi) for the purpose of reimbursing the amount of any reduction pursuant to clause (c); provided, however, that the Investor Interest may not be reduced below zero.

                  "Investor Percentage" shall mean for any Monthly Period,
(a) with respect to Collections of Finance Charge Receivables and Default Amounts at any time and Collections of Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to Collections of Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

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                  "Investor Principal Collections" shall mean, with respect
to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.5(a)(ii), 4.5(b)(ii), or 4.5(c)(ii), in each case, as applicable to such Monthly Period and (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.9(a)(v) and (vi) for such Monthly Period (other than such amount paid from Reallocated Principal Collections).

                  "Investor Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

                  "Minimum Transferor Interest Percentage" shall mean 7%.

                  "Monthly Period" shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Investor Certificates shall begin on and include the Closing Date and shall end on and include October 31, 2002.

                  "Monthly Principal Payment" shall mean with respect to any Monthly Period, for all Series (including Series 2002-6) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series), (b) the Controlled Deposit Amount for the related Transfer Date for any Series in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series), (c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series), and (e) such other amounts as may be specified in the related Supplements for all Series.

                  "Monthly Principal Reallocation Amount" shall mean with respect to any Monthly Period an amount equal to the sum of (A) the lower of (i) the excess of the Class A Note Interest Requirement over the Available Investor Finance Charge Collections allocated with respect thereto pursuant to subsection 4.9(a)(i) and (ii) the greater of (a) (x) the product of (I) 16% and (II) the Initial Investor Interest minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (b) zero; and (B) the lower of (i) the excess of the Class B Note Interest Requirement and the Net Investor Servicing Fee over the Available Investor Finance Charge Collections allocated with respect thereto pursuant to subsections 4.9(a)(i) and 4.9(a)(ii) and (ii) the greater of (a) the product of (I) 9% and (II) the Initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs (after giving

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effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections as of the previous Distribution
Date) and (b) zero.

                  "Net Class C Note Interest Requirement" shall have the meaning set forth in the Indenture.

                  "Net Investor Servicing Fee" shall mean that portion of the Investor Servicing Fee allocable to the Series 2002-6 Certificates with respect to any Transfer Date.

                  "Net Servicing Fee Rate" shall mean 1.0% per annum.

                  "Note Interest Period" shall have the meaning set forth in the Indenture.

                  "Note Interest Requirement" shall have the meaning set forth in subsection 4.6(a).

                  "Owner Trust Spread Account" shall have the meaning set forth in the Indenture.

                  "Pay Out Commencement Date" shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or a Series 2002-6 Pay Out Event is deemed to occur pursuant to Section 9 hereof.

                  "Portfolio Adjusted Yield" shall mean, with respect to any Transfer Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting 0.5% from the result for each Monthly Period.

                  "Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the amount of Collections of Finance Charge Receivables deposited into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period, (b) the Principal Funding Investment Proceeds deposited into the Finance Charge Account on the Transfer Date related to such Monthly Period and (c) the amount of the Accumulation Period Reserve Draw Amount (up to the Available Accumulation Period Reserve Account Amount) plus any amounts of interest and earnings described in subsections 4.14(b), 4.14(c) and 4.14(d), each deposited into the Finance Charge Account on the Transfer Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period; provided, however, that with respect to the August 2002, September 2002 and October 2002 Monthly Periods, Portfolio Yield shall mean "Portfolio Yield" as calculated in accordance with the definition thereof in the Series 2002-4 Supplement to the Agreement.

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

                  "Principal Funding Account" shall have the meaning set forth in subsection 4.13(a).

                  "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

                  "Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

                  "Principal Funding Investment Shortfall" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

                  "Rapid Amortization Period" shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 2002-6 Termination Date and (b) the termination of the Trust pursuant to Section 12.1.

                  "Rating Agency" shall mean Moody's, Standard & Poor's and
Fitch.

                  "Rating Agency Condition" shall mean, with respect to Series 2002-6, the written confirmation of the Rating Agency that a specified event or modification of the terms of Series 2002-6 will not result in the withdrawal or downgrade of the rating of any class of the Asset Backed Notes of Chase Credit Card Owner Trust 2002-6 then in effect.

                  "Reallocated Principal Collections" shall mean with respect to any Transfer Date, Investor Principal Collections applied in accordance with Section 4.11 in an amount not to exceed the lesser of the Monthly Principal Reallocation Amount for the related Monthly Period and the Investor Interest after giving effect to any Investor Charge-Offs for such Transfer Date.

                  "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation.

                  "Required Accumulation Period Reserve Account Amount" shall mean, with respect to any Transfer Date on or after the Accumulation Period Reserve Account Funding Date, an amount equal to the product of (i) 84.0%, (ii) the Initial Investor Interest and (iii) 0.5%; provided, however, that (i) if the Accumulation Period Length is one month and the Transferor has provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied, the Required Accumulation Period Reserve Account Amount shall be zero (0), (ii) if the Accumulation Period Length is two months and the Transferor has provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied, the Required Accumulation Period Reserve Account Amount shall be equal to the product of (I) 84.0%, (II) the Initial Investor Interest and (III) 0.25%, (iii) if the Accumulation Period Length is four or five months, the Required Accumulation Period Reserve Account Amount shall be equal to the product of (I) 84.0%, (II) the Initial Investor Interest and (III) 0.75%, and (iv) if the Accumulation Period Length is six or more months, the Required Accumulation Period Reserve Account Amount shall be equal to the product of (I) 84.0%, (II) the Initial Investor Interest and (III) 1.00%.

                  "Required Amount" shall have the meaning set forth in
Section 4.8.

                  "Required Owner Trust Spread Account Amount" shall have the meaning set forth in the Indenture.

                  "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Accumulation Period commences and (b) the Pay Out Commencement Date.

                  "Scheduled Principal Allocation Commencement Date" shall mean the September 2005 Distribution Date.

                  "Series 2002-6" shall mean the Series of the Chase Credit Card Master Trust represented by the Investor Certificates.

                  "Series 2002-6 Pay Out Event" shall have the meaning specified in Section 9 hereof.

                  "Series 2002-6 Termination Date" shall mean the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the January 2008 Distribution Date and (c) the Trust Termination Date.

                  "Series Principal Shortfall" shall mean with respect to any Transfer Date, the excess, if any, of (a) (i) with respect to any Transfer Date relating to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date, and (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Adjusted Investor Interest over (b) the Investor Principal Collections minus the Reallocated Principal Collections for such Transfer Date.

                  "Series Servicing Fee Percentage" shall mean 2.0%.

                  "Servicer Interchange" shall mean, for any Monthly Period, the portion of Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest as of the last day of such Monthly Period and (ii) 1.00%.

                  "Shared Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, as the context requires, either (x) the amount described in subsection 4.9(a)(ix) allocated to the Series 2002-6 Certificates but available to cover shortfalls in amounts paid from Collections of Finance Charge Receivables for other Series, if any or (y) the aggregate amount of Collections of Finance Charge Receivables allocable to other Series in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Investor Certificates.

                  "Shared Principal Collections" shall mean either (a) the amount allocated to the Investor Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series or (b) the amounts allocated to the investor certificates of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Investor Certificates.

                  "Targeted Holder" shall mean each holder of a right to receive interest or principal with respect to the Investor Certificates (or other interests in the Trust), other than certificates (or other such interests) with respect to which an opinion is rendered that such certificates (or other such interests) will be treated as debt for federal income tax purposes, and any holder of a right to receive any amount in respect of the Transferor Interest; provided, that any Person holding more than one interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.

                  "Transfer" shall have the meaning specified in subsection
16(a).

                  SECTION 3 Servicing Compensation and Assignment of
                            Interchange.

                  (a) The share of the Servicing Fee allocable to Series 2002-6 with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of (i) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 2002 Monthly Period and the denominator of which is 360, (ii) 2.0% and (iii) the Initial Investor Interest on the Closing Date. On each Transfer Date a portion of Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge

Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period ("Servicer Interchange"). Should the Servicer Interchange on deposit in the Finance Charge Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 1.00% of the Adjusted Investor Interest as of the last day of such Monthly Period, the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Finance Charge Account. The share of the Investor Servicing Fee allocable to the Certificateholders with respect to any Transfer Date (the "Net Investor Servicing Fee") shall be equal to one-twelfth of the product of (i) the Net Servicing Fee Rate and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Net Investor Servicing Fee shall be equal to the product of (i) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 2002 Monthly Period and the denominator of which is 360,
(ii) the Net Servicing Fee Rate and (iii) the Investor Interest on the Closing Date. Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Certificateholders be liable therefor. The Net Investor Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.9(a)(iii).

                  (b) On or before each Transfer Date, the Transferor shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables and allocable to the Certificateholders with respect to the preceding Monthly Period as determined pursuant to this subsection 3(b). Such amount of Interchange shall be equal to the product of (i) the aggregate amount of Interchange with respect to such Monthly Period and (ii) the Investor Percentage with respect to Finance Charge Receivables for such Monthly Period. On each Transfer Date, the Transferor shall pay to the Servicer, and the Servicer shall deposit into the Finance Charge Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables allocable to the Investor Certificates with respect to the preceding Monthly Period.

                  SECTION 4 Reassignment and Transfer Terms.

                  The Investor Certificates shall be subject to retransfer to the Transferor at its option, in accordance with the terms specified in subsection 12.2(a), on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest. The deposit required in connection with any such repurchase shall include the amount, if any, on deposit in the Principal Funding Account and will be equal to the sum of
(a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

                  SECTION 5 Delivery and Payment for the Investor
                            Certificates.

                  The Transferor shall execute and deliver the Series 2002-6 Certificates to the Trustee for authentication in accordance with
Section 6.1. The Trustee shall deliver such Certificates when authenticated in accordance with Section 6.2.

                  SECTION 6 Form of Delivery of Investor Certificates.

                  The Certificates shall be delivered as Registered Certificates as provided in Section 7.1.

                  SECTION 7 Article IV of Agreement.

                  Sections 4.1, 4.2 and 4.3 shall be read in their entirety as provided in the Agreement. Article IV (except for Sections 4.1, 4.2 and
4.3 thereof) shall be read in its entirety as follows and shall be applicable only to the Investor Certificates:

                                 ARTICLE IV

                    RIGHTS OF THE CERTIFICATEHOLDERS AND
                 ALLOCATION AND APPLICATION OF COLLECTIONS

                  SECTION 4.4 Rights of the Certificateholders.

                  The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement,
(a) the Floating Investor Percentage and Fixed Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Excess Funding Account, the Principal Account, the Principal Funding Account, the Accumulation Period Reserve Account and the Distribution Account. The Transferor Certificate shall not represent any interest in the Collection Account, the Finance Charge Account, the Principal Account, the Excess Funding Account, the Principal Funding Account, the Accumulation Period Reserve Account or the Distribution Account, except as specifically provided in this Article IV.

                  SECTION 4.5 Allocations.

                  (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the

Collection Account, allocate to the Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

                           (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                           (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(a)(ii)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(a)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (b) Allocations During the Controlled Accumulation Period. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

                           (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                           (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(b)(ii)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(b)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the

     Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (c) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

                           (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                           (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (d) Limitation on Required Deposits. With respect to the Investor Certificates, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.5(a), 4.5(b) and 4.5(c), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account in an amount equal to the lesser of (x) the amount required to be deposited into any such deposit account pursuant to subsection 4.5(a), 4.5(b) or 4.5(c) and (y) the amount required to be distributed on or prior to the related Distribution Date to the Certificateholders, and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw the excess from the Collection Account. To the extent that, in accordance with this subsection 4.5(d), the Servicer has retained amounts which would otherwise be required to be deposited in the Finance Charge Account or the Principal Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Finance Charge Account or the Principal Account on the related Transfer Date to the extent necessary to make required distributions to the Certificateholders on the related Distribution Date, including any amounts which are required to be applied as Reallocated Principal Collections.

                  For so long as the Servicer shall (i) satisfy the conditions specified in the third paragraph of subsection 4.3(a) of the Agreement and (ii) be making deposits to the Principal Account and Finance Charge Account on a monthly basis, all requirements herein to deposit amounts on a daily basis shall be deemed to be satisfied to the extent that the required monthly deposit is made and all references to amounts on deposit in such accounts shall be deemed to include amounts which would otherwise have been deposited therein on a daily basis.

                  SECTION 4.6  Determination of Required Monthly Interest
                               Payment.

                  The amount of monthly interest distributable to the Series Certificates shall be an amount equal to the sum of the Class A Note Interest Requirement, the Class B Note Interest Requirement and the Net Class C Note Interest Requirement (collectively, the "Note Interest Requirement"); provided, however, that with respect to the first Distribution Date, each of the Class A Note Interest Requirement, the Class B Note Interest Requirement and the Net Class C Note Interest Requirement will include accrued interest at the applicable Note Interest Rate from the Closing Date through November 14, 2002.

                  SECTION 4.7  Determination of Monthly Principal Payments.

                  The amount of monthly principal distributable from the Principal Account with respect to the Investor Certificates on each Transfer Date, beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Adjusted Investor Interest on such Transfer Date prior to any deposit into the Principal Funding Account to be made on such day.

                  SECTION 4.8 Coverage of Required Amount.

                  On or before each Transfer Date, the Servicer will determine the amount (the "Required Amount") by which (A) the sum of (i) the Class A Note Interest Requirement, (ii) the Class B Note Interest Requirement and (iii) the Net Class C Note Interest Requirement plus (B) the Net Investor Servicing Fee for the prior Monthly Period plus (C) the Net Investor Servicing Fee, if any, due but not paid on any prior Transfer Date plus, (D) the Investor Default Amount for the prior Monthly Period, if any, exceeds the amount of Available Investor Finance Charge Collections for such Monthly Period. In the event the Required Amount is greater than zero, the Servicer shall give written notice to the Trustee of such positive Required Amount for such Transfer Date and all or a portion of the Shared Excess Finance Charge Collections allocable to Series 2002-6 with respect to such Transfer Date in an amount equal to the Required Amount, to the extent available, for such Transfer Date shall be distributed from the Finance Charge Account on such Transfer Date in accordance with the priority of payments set forth in subsection 4.9(a).

                  SECTION 4.9 Monthly Payments.

                  On or before each Transfer Date, the Servicer shall instruct the Trustee and the Paying Agent in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

                  (a) An amount equal to the Available Investor Finance Charge Collections for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                           (i) an amount equal to Class A Note Interest
     Requirement for the related Transfer Date, shall be distributed by the Servicer or the Trustee to the Certificateholders;

                           (ii) an amount equal the Class B Note Interest Requirement for the related Transfer Date shall be distributed by the Servicer or the Trustee to the Certificateholders;

                           (iii) an amount equal to the Net Investor
     Servicing Fee for such Transfer Date plus the amount of any Net Investor Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

                           (iv) an amount equal to the Net Class C Note
     Interest Requirement for the related Transfer Date, shall be distributed by the Servicer or the Trustee to the Certificateholders;

                           (v) an amount equal to the Investor Default
     Amount, if any, for the preceding Monthly Period shall be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

                           (vi) an amount equal to the aggregate amount by which the Investor Interest has been reduced below the Initial
     Investor Interest for reasons other than the payment of principal to the Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be deposited in the Principal Account on such Transfer Date and treated as a portion of Available Investor Principal Collections;

                           (vii) on and after the Accumulation Period
     Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, the Trustee will deposit an amount up to the excess, if any, of the Required Accumulation Period Reserve Account Amount over the Available Accumulation Period Reserve Account Amount into the Accumulation Period Reserve Account;

                           (viii) an amount equal to the excess, if any, of the Required Owner Trust Spread Account Amount over the amount then on deposit in the Owner Trust Spread Account will be paid to the Certificateholders; and

                           (ix) the balance, after payments made pursuant to clauses (i) through (viii) above, first will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from collections of Finance Charge Receivables with respect to other Series in accordance with the Agreement, and then the balance, if any, remaining after any such sharing will be paid to the Certificateholders.

                  To the extent of the Finance Charge Shortfall, if any, following the application on each Transfer Date of Available Investor Finance Charge Collections as described above, the Servicer shall instruct the Trustee and any Paying Agent in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply Shared Excess Finance Charge Collections with respect to Group One allocable to Series 2002-6 in the priority set forth above.

                  (b) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                           (i) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series and (2) the Cumulative Series Principal Shortfall and (B) Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared
     Principal Collections and applied to Series other than this Series 2002-6; and

                           (ii) an amount equal to the excess, if any, of
     (A) the Available Investor Principal Collections for such Transfer
     Date over (B) the applications specified in subsection 4.9(b)(i) above shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.9(b)(ii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise deposited into the Excess Funding Account.

                  (c) During the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                           (i) an amount equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Adjusted Investor Interest prior to any deposits on such Transfer Date, shall be
     (A) during the Controlled Accumulation Period, deposited into the Principal Funding Account, and (B) during the Rapid Amortization Period paid to the Certificateholders; and

                           (ii) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.9(c)(i) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series and (2) the Cumulative Series Principal Shortfall and (B) Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series other than this Series 2002-6; and

                           (iii) an amount equal to the excess, if any, of
     (A) the Available Investor Principal Collections for such Transfer
     Date over (B) the applications specified in subsection 4.9(c)(i) and (ii) above shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.9(c)(iii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (d) On the Transfer Date immediately preceding the Scheduled Principal Allocation Commencement Date (and on each Distribution Date thereafter during the Controlled Accumulation Period), the Trustee or the Paying Agent, acting in accordance with instructions from the Servicer, shall pay to the Certificateholders an amount equal to the amount on deposit in the Principal Funding Account on the related Transfer Date.

                  (e) The Controlled Accumulation Period is scheduled to commence at the close of business on the last day of the August 2004 Monthly Period; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Scheduled Principal Allocation Commencement Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the June 2004 Determination Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" which will equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month.

                  SECTION 4.10 Investor Charge-Offs.

                  On or before each Transfer Date, the Servicer shall calculate the Investor Default Amount. If on any Transfer Date, the Investor Default Amount for the prior Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.9(a)(v), with respect to such Monthly Period, the Investor Interest (after giving effect to reductions for any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (such amount, an "Investor Charge-Off"), but not by more than the lesser of the Investor Default Amount and the Investor Interest (after giving effect to reductions for any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Investor Interest to be a negative number, the Investor Interest will be reduced to zero, and no further amounts shall be allocated to the Investor Certificate. If the Investor Interest has been reduced by the amount of any Investor Charge-Offs or Reallocated Principal Collections, such reductions will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections) by the amount of Available Investor Finance Charge Collections allocable to Series 2002-6 allocated and available for such purpose pursuant to subsection 4.9(a)(vi).

                  SECTION 4.11  Reallocated Principal Collections.

                  On or before each Transfer Date, the Servicer shall instruct the Trustee and the Paying Agent in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw from the Principal Account and apply Reallocated Principal Collections with respect to such Transfer Date in an amount equal to the lesser of the Available Principal Collections and the Monthly Principal Reallocation Amount for the preceding Monthly Period, and apply such amounts on such Transfer Date in accordance with the priority set forth in Section 4.9(a) hereof. On each Transfer Date the Investor Interest shall be reduced by the amount of Reallocated Principal Collections for such Transfer Date.

                  SECTION 4.12  Shared Principal Collections.

                  (a) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 2002-6 on any Transfer Date shall be applied as Available Investor Principal Collections pursuant to Section 4.9 and shall be deposited in the Distribution Account.

                  (b) Shared Principal Collections allocable to Series 2002-6 with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 2002-6 for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 2002-6 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 2002-6 for such Transfer Date and the denominator of which is the aggregate amount of the Cumulative Series Principal Shortfall for all Series for such Transfer Date.

                  SECTION 4.13  Principal Funding Account.

                  (a) The Trustee, or the Servicer, on its behalf, shall establish and maintain, in the name of the Trust, on behalf of the Trust, for the benefit of the Certificateholders, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If at any time the Principal Funding Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account which meets the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee or the Paying Agent, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to termination of the Principal

Funding Account make a deposit into the Principal Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.9(c).

                  (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee or the Paying Agent in Permitted Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the next succeeding Transfer Date. The Trustee or the Paying Agent shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

                  On the Transfer Date occurring in the month following the commencement of the Controlled Accumulation Period, and on each Transfer Date thereafter with respect to the Controlled Accumulation Period, the Trustee or the Paying Agent, acting at the Servicer's direction given before each Transfer Date, shall transfer from the Principal Funding Account to the Finance Charge Account the Principal Funding Investment Proceeds, but not in excess of the Covered Amount, for application as Available Investor Finance Charge Collections applied pursuant to subsection 4.9(a).

                  Any Excess Principal Funding Investment Proceeds shall be included as Available Investor Finance Charge Collections for such Transfer Date. An amount equal to any Principal Funding Investment Shortfall shall be deposited in the Finance Charge Account on each Transfer Date from the Accumulation Period Reserve Account to the extent funds are available pursuant to subsection 4.14(d) and included as Available Investor Finance Charge Collections for such Transfer Date. Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Series Supplement.

                  SECTION 4.14  Accumulation Period Reserve Account.

                  (a) The Trustee or the Servicer on its behalf shall establish and maintain, on behalf of the Trust, for the benefit of the Certificateholders, an Eligible Deposit Account (the "Accumulation Period Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accumulation Period Reserve Account and in all proceeds thereof. The Accumulation Period Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If at any time the institution holding the Accumulation Period Reserve Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Accumulation Period Reserve Account meeting the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments to such new Accumulation Period Reserve Account. The Trustee or the Paying Agent, at the direction of the Servicer, shall (i) make withdrawals from the Accumulation

Period Reserve Account from time to time in an amount up to the Available Accumulation Period Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the Accumulation Period Reserve Account Funding Date) prior to termination of the Accumulation Period Reserve Account make a deposit into the Accumulation Period Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.9(a)(vii).

                  (b) Funds on deposit in the Accumulation Period Reserve Account shall be invested at the direction of the Servicer by the Trustee or the Paying Agent in Permitted Investments. Funds on deposit in the Accumulation Period Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Accumulation Period Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the next succeeding Transfer Date. The Trustee shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Accumulation Period Reserve Account shall be retained in the Accumulation Period Reserve Account (to the extent that the Available Accumulation Period Reserve Account Amount is less than the Required Accumulation Period Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Available Investor Finance Charge Collections for such Transfer Date. For purposes of determining the availability of funds or the balance in the Accumulation Period Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

                  (c) On or before each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Investor Interest and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate the "Accumulation Period Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Controlled Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Accumulation Period Reserve Account under Section 4.9(vii) with respect to such Transfer Date.

                  (d) In the event that for any Transfer Date the Accumulation Period Reserve Draw Amount is greater than zero, the Accumulation Period Reserve Draw Amount, up to the Available Accumulation Period Reserve Account Amount, shall be withdrawn from the Accumulation Period Reserve Account on such Transfer Date by the Trustee or the Paying Agent (acting in accordance with the instructions of the Servicer), deposited into the Finance Charge Account and included in Available Investor Finance Charge Collections for such Transfer Date.

                  (e) In the event that the Accumulation Period Reserve Account balance on any Transfer Date, after giving effect to all deposits to and withdrawals from the Accumulation Period

Reserve Account with respect to such Transfer Date, is greater than zero, the Trustee or the Paying Agent, acting in accordance with the instructions of the Servicer, shall withdraw from the Accumulation Period Reserve Account, and include as Available Investor Finance Charge Collections for such Transfer Date, an amount equal to such Accumulation Period Reserve Account Surplus.

                  (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) if the Controlled Accumulation Period has not commenced, the first Transfer Date relating to the Rapid Amortization Period and (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Rapid Amortization Period and the Transfer Date immediately preceding the Scheduled Principal Allocation Commencement Date, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Accumulation Period Reserve Account and deposit all such amounts, if any, into the Finance Charge Account to be treated as Available Investor Finance Charge Collections and the Accumulation Period Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

                  SECTION 4.15 Transferor's or Servicer's Failure to Make a Deposit or Payment.

                  If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by subsections 2.4(d) and (e) and 12.2(a) or Sections 10.2 and 12.1) required to be made or given by the Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee or the Paying Agent shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or Transferor. The Trustee or the Paying Agent shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee or the Paying Agent has sufficient information to allow it to determine the amount thereof; provided, however, that the Trustee or the Paying Agent shall in all cases be deemed to have sufficient information to determine the Class A Note Interest Requirement, the Class B Note Interest Requirement, the Class C Interest Requirement, the Net Class C Interest Requirement and the amount of the Principal Payment on each Distribution Date. The Servicer shall, upon request of the Trustee or the Paying Agent, promptly provide the Trustee or the Paying Agent, as applicable with all information necessary to allow the Trustee or the Paying Agent to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee or the Paying Agent in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

                  SECTION 8 Article V of the Agreement.

                  Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Certificateholders:

                                 ARTICLE V

                 DISTRIBUTIONS AND REPORTS TO THE INVESTOR
                             CERTIFICATEHOLDERS

                  SECTION 5.1 Distributions. On each Transfer Date, the Trustee or the Paying Agent shall distribute (in accordance with the certificates delivered on or before the related Transfer Date by the Servicer to the Trustee and the Paying Agent pursuant to subsection 3.4(b)) to the Certificateholders of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution)the amounts on deposit in the Distribution Account which are payable to the Certificateholders pursuant to Section 4.9 by check mailed to the Certificateholders (at the Certificateholders' addresses as they appear in the Certificate Register), except that in the event the Investor Certificates are registered in the name of the nominee of a Clearing Agency or the Owner Trust, such distribution shall be made in immediately available funds.

                  SECTION 5.2  Monthly Certificateholders' Statement.

                  (a) On or before each Distribution Date, the Trustee or the Paying Agent shall forward to the Certificateholders, each Rating Agency and the Owner Trustee a statement substantially in the form of Exhibit C to this Series Supplement prepared by the Servicer, delivered to the Trustee and the Paying Agent and setting forth, among other things, the following information (which, in the case of subclauses (i) and (ii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate and, in the case of subclauses (viii) and (ix) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate, as applicable):

                           (i) the amount of the current distribution allocable to the payment of principal with respect to the Certificates;

                           (ii) the amount of the current distribution allocable to the Class A Note Interest Requirement, Class B Note Interest Requirement, and the Net Class C Note Interest Requirement, respectively;

                           (iii) the amount of Collections of Principal
     Receivables processed during the related Monthly Period and allocated in respect of the Certificates;

                           (iv) the amount of Collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Certificates;

                           (v) the aggregate amount of Principal
     Receivables, the Investor Interest, the Adjusted Investor Interest, the Floating Investor Percentage and the Fixed

     Investor Percentage as of the close of business on the Distribution Date preceding such Transfer Date (after giving effect to all of the transactions occurring on such date);

                           (vi) the aggregate outstanding balance of Accounts which were 30 to 59, 60 to 89, and 90 or more days delinquent as of the end of the day on the Record Date;

                           (vii) the Aggregate Investor Default Amount for the related Monthly Period;

                           (viii) the aggregate amount of Investor
     Charge-Offs, for the related Monthly Period;

                           (ix) the aggregate amount of Investor
     Charge-Offs, reimbursed on the Transfer Date immediately preceding such Distribution Date;

                           (x) the amount of the Investor Servicing Fee for the related Monthly Period;

                           (xi) the Portfolio Yield for the preceding
     Monthly Period;

                           (xii) the amount of Reallocated Principal
     Collections with respect to such Distribution Date;

                           (xiii)   the Accumulation Shortfall;

                           (xiv) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date;

                           (xv) the Principal Funding Investment Shortfall on the related Transfer Date;

                           (xvi) the amount of Available Investor Finance Charge Collections on deposit in the Finance Charge Account on the related Transfer Date; and

                           (xvii) such other items as are set forth in Exhibit C to this Series Supplement.

                  (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2003, the Trustee and the Paying Agent shall distribute to each Person who at any time during the preceding calendar year was a Series 2002-6 Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to the Certificateholders, as set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such

Person was a Series 2002-6 Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Servicer deems necessary or desirable to enable the Certificateholders to prepare its tax returns. Such obligations of the Trustee and the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee and the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                  SECTION 9 Series 2002-6 Pay Out Events. If any one of the following events shall occur with respect to the Investor Certificates:

                  (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of (A) the Agreement or (B) this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holder of the Investor Certificates and continues to affect materially and adversely the interests of the Certificateholders;

                  (b) any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.1 or 2.6, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of the Investor Certificates, and (ii) as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 2002-6 Pay Out Event pursuant to this subsection 9(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

                  (c) the average Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such period;

                  (d) the Transferor shall fail to convey Receivables arising under the Additional Accounts, or Participations, to the Trust, as required by subsection 2.6(a);

                  (e) any Servicer Default shall occur which would have a material adverse effect on the Certificateholders;

                  (f) the Investor Interest shall not be paid in full on the second Distribution Date following the Scheduled Principal Allocation Commencement Date; or

                  (g) the occurrence of an Event of Default;

then, in the case of any event described in subsection 9(a), (b) or (e) hereof, after the applicable grace period set forth in such subsections, either the Trustee or the Noteholders representing not less than 50% of the outstanding principal amount of the Notes by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Noteholders) may declare that a pay out event (a "Series 2002-6 Pay Out Event") has occurred with respect to the Series Certificates as of the date of such notice, and in the case of any event described in subsection 9(c),
(d), (f) or (g) hereof, a Series 2002-6 Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Noteholders immediately upon the occurrence of such event.

                  SECTION 10 Series 2002-6 Termination.

                  The right of the Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 2002-6 Termination Date.

                  SECTION 11 Counterparts.

                  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 12 (a) Governing Law.

                  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  (b) Article 8. The Series Certificates shall be securities governed by Article 8 of the Delaware Uniform Commercial Code, as amended from time to time. The foregoing declaration shall not be amended, modified, revoked or otherwise changed during the effectiveness of this Agreement without the prior written consent of the Indenture Trustee.

                  SECTION 13 No Petition.

                  The Transferor, the Servicer and the Trustee, by entering into this Series Supplement and the Certificateholders, by accepting Series 2002-6 Certificates hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificateholders, the Agreement or this Series Supplement.

                  SECTION 14 Amendment to Agreement.

                  By purchasing its Series 2002-6 Certificates the Certificateholders shall be deemed to have consented (i) that JPMorgan Chase Bank shall be replaced as Servicer with Chase Manhattan Bank USA, National Association, as a successor servicer pursuant to an amendment of the Agreement to be executed at such time as shall be agreed to by the parties thereto and (ii) that the Agreement may be amended in such manner as may be specified by Chase USA so that one or more special purpose entities may be interposed between Chase USA and the Chase Credit Card Master Trust so that the Transferor is one or more of such special purpose entities; provided, that, any such amendment pursuant to this clause (ii) shall be made only if (a) the Rating Agency Condition is satisfied and (b) such amendment would not, but for this clause (ii), require the consent of all of the holders of the Certificates of all Series affected by such amendment pursuant to Section 13.1(c) of the Agreement. Nothing in clause
(ii) of this Section 14 shall be construed to mean that any such amendment would have required, but for such clause, the consent of Certificateholders of this or any other outstanding Series.

                  SECTION 15  Tax Representation and Covenant.

                  Any Certificateholder, other than the Owner Trust, shall be required to represent and covenant in connection with the acquisition of an interest in the Series 2002-6 Certificates, that (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to be marketed on or through an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, (y) unless the Transferor consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Trustee. Each such Holder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such holder (or its participant), and further that such holder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a holder (or to the rights of its participant).

                  SECTION 16 Transfers of the Certificates.

                  (a) No portion of the Certificate or any interest therein may be sold (including in the initial offering), conveyed, assigned, hypothecated, pledged, participated, or otherwise transferred (each, a "Transfer") except in accordance with this Section 16. No portions of the Certificates or any interest therein may be Transferred to any Person (other than Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Chase Credit Card Owner Trust 2002-6 and The Bank of New York, not in its individual capacity but solely in its capacity as indenture trustee for the Chase Credit Card Owner Trust 2002-6) (each, an "Assignee"), unless the Assignee shall have executed and delivered the certification referred to in subsection 16(e) below. Any attempted Transfer that would cause the number of Targeted Holders to exceed ninety-nine shall be void.

                  (b) Each Assignee shall certify to the Transferor, the Servicer, and the Trustee that it is either (A)(i) a citizen or resident of the U.S., (ii) a corporation, partnership or other entity organized in or under the laws of the U.S. or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Certificate may constitute unrelated business taxable income or
(iii) a Person not described in (i) or (ii) whose ownership of any interest in the Certificates is effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) or (B) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes. Each Assignee also shall agree that (a) if it is a person described in clause (A)(i) or (A)(ii) above, it will furnish to the Person from whom it is acquiring any interest in the Certificate, the Servicer and the Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will agree to furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) or (b) if it is a person described in clause (A)(iii) above, it will furnish to the person from whom it is acquiring any interest in the Certificates, the Servicer and the Trustee, a properly executed U.S. Internal Revenue Service Form W-8ECI (and will agree to furnish a new Form W-8ECI, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws), and, in each case, such other certifications, representations or opinions of counsel as may be requested by the Trustee.

                  (c) Each Initial Purchaser of any interest in the Certificates and any Assignee thereof shall certify to the Transferor, the Servicer and the Trustee that, in the case of any Assignee, it has not acquired and, in the case of each Initial Purchaser and any Assignee, it will not sell, trade or transfer any interest in the Certificates or cause an interest in the Certificates to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code and any treasury regulation thereunder, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. In addition, any Assignee shall certify, prior to any delivery or Transfer to it of any Certificates that it is not and will not become, for so long as it holds an interest in the Certificates, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or, if it is such a Person, the Certificates will represent not more than 50% of the value of all of its assets. Each Initial Purchaser of an interest in the Certificates acknowledges that the Opinion of Counsel to the effect that the Trust will not be treated as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of its certifications described in this subsection 16(c). For purposes of this
Section 16, "Initial Purchaser" shall mean the Transferor, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Chase Credit Card Owner Trust 2002-6 and The Bank of New York not in its individual capacity but solely in its capacity as indenture trustee for the Chase Credit Card Owner Trust 2002-6.

                  (d) Each Initial Purchaser of any interest in the Certificates shall, by its acceptance of the Certificates, be deemed to have certified and each Assignee shall certify to the Transferor, the Servicer and the Trustee (i) that it has purchased its interest in the Certificates for investment only and not with a view to any public distribution thereof, (ii) that it will not offer, sell, pledge or otherwise transfer its interest in all or any portion of the Certificates, except in compliance with the Securities Act and other applicable laws and only (1) to the Transferor or (2) to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and in a transaction exempt from the registration requirements of the Securities Act (upon delivery of the documentation required by the Pooling and Servicing Agreement and, if the Trustee so requires, an opinion of counsel satisfactory to the Trustee) and (iii) its purchase of its interest in the Certificates is not being made in reliance on the Prospectus. Each holder by acquiring the Certificates must represent that it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

                  (e) Any request for registration of transfer of all or any portion of the Certificates shall be made at the office of the Transfer Agent and Registrar and shall be accompanied by letters of representations from the prospective Certificateholders substantially in the form attached as Exhibit D, executed by the ultimate beneficial purchaser of the Investor Interest (or any portion thereof) in person or by such prospective Certificateholders' attorney thereunto duly authorized in writing, and receipt by the Trustee of the written consent of each of the Transferor and the Servicer to such transfer, the Certificates (or such portion thereof) shall be transferred upon the Certificate Register. Such transfers of all or any portion of the Certificates shall be subject to the restrictions set forth in this Section 16 and to such other restrictions as shall be set forth in the letter of representations, substantially in the form attached as Exhibit D, executed by the purchasing Certificateholders. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Certificate Register.

                  (f) The Transferor and the Servicer will facilitate any transfer of the Certificates consistent with the requirements of this
Section 16, including assisting in the determination as to whether the number of Targeted Holders would exceed ninety-nine.

                  SECTION 17 Compliance with Withholding Requirements.

                  Notwithstanding any other provision of the Agreement, the Trustee and any Paying Agent shall comply with all Federal withholding requirements with respect to payments to the Certificateholders of interest, original issue discount, or other amounts that the Trustee, any Paying Agent, the Servicer or the Transferor reasonably believes are applicable under the Code. The consent of the Certificateholders shall not be required for any such withholding. In the event the Trustee or the Paying Agent withholds any amount from payments made to any Certificateholders pursuant to federal withholding requirements, the Trustee or the Paying Agent shall indicate to such Certificateholders the amount withheld and all such amounts shall be deemed to have been paid to such Certificateholders and such Certificateholders shall have no claim therefor.

                  SECTION 18 Tax Characterization of the Certificates.

                  It is the intention of the parties hereto that the provisions of Section 3.7 of the Agreement shall not apply to cause the Certificates to be treated as debt for Federal, state and local income and franchise tax purposes, but rather it is the intention of the parties hereto that the Certificates be treated for Federal, state and local income and franchise tax purposes as representing an undivided beneficial interest in the assets of the Trust.

                  SECTION 19 ERISA Legend.

                  Each Certificate will bear a legend or legends substantially in the following form:

                  EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, THAT UNLESS SUCH PURCHASER, AT ITS EXPENSE, DELIVERS TO THE TRUSTEE, THE SERVICER AND THE TRANSFEROR AN OPINION OF COUNSEL SATISFACTORY TO THEM TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY SUCH PURCHASER WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "ASSETS OF A BENEFIT PLAN" OR SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND WILL NOT SUBJECT THE TRUSTEE, THE TRANSFEROR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, SUCH PURCHASER IS NOT
(I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN
SECTION 4975(E)(1) OF THE CODE, OR (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY.

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2002-6 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                 CHASE MANHATTAN BANK USA,
                                 NATIONAL ASSOCIATION
                                 Transferor on and after June 1, 1996


                                 By:     /s/  Patricia M. Garvey
                                    -----------------------------------------
                                 Name:    Patricia M. Garvey
                                 Title:   Vice President


                                 JPMORGAN CHASE BANK,
                                 Transferor prior to June 1, 1996 and Servicer


                                 By:
                                      ---------------------------------------
                                 Name:    Miriam K. Haimes
                                 Title:   Financial Director


                                 THE BANK OF NEW YORK,
                                 Trustee


                                 By:    /s/ Daniel Rothman
                                     ---------------------------------------
                                 Name:    Daniel Rothman
                                 Title:   Assistant Treasurer

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2002-6 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                 CHASE MANHATTAN BANK USA,
                                 NATIONAL ASSOCIATION
                                 Transferor on and after June 1, 1996


                                 By:
                                    -----------------------------------------
                                 Name:    Patricia M. Garvey
                                 Title:   Vice President


                                 JPMORGAN CHASE BANK,
                                 Transferor prior to June 1, 1996 and Servicer


                                 By:     /s/  Miriam K. Haimes
                                      ---------------------------------------
                                 Name:    Miriam K. Haimes
                                 Title:   Financial Director


                                 THE BANK OF NEW YORK,
                                 Trustee


                                 By:
                                     ---------------------------------------
                                 Name:    Daniel Rothman
                                 Title:   Assistant Treasurer

                                                                     EXHIBIT A

                            FORM OF CERTIFICATE

                  EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, THAT UNLESS SUCH PURCHASER, AT ITS EXPENSE, DELIVERS TO THE TRUSTEE, THE SERVICER AND THE TRANSFEROR AN OPINION OF COUNSEL SATISFACTORY TO THEM TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY SUCH PURCHASER WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "ASSETS OF A BENEFIT PLAN" OR SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND WILL NOT SUBJECT THE TRUSTEE, THE TRANSFEROR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, SUCH PURCHASER IS NOT
(I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN
SECTION 4975(E)(1) OF THE CODE, OR (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY.

No. 1                                                           $1,100,000,000

                       CHASE CREDIT CARD MASTER TRUST
                         SERIES 2002-6 CERTIFICATE

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(R) and VISA(R)* credit card receivables generated or acquired by Chase Manhattan Bank USA, National Association ("Chase USA") and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                    (Not an interest in or obligation of
                                 Chase USA
                         or any Affiliate thereof.)

                  This certifies that CHASE CREDIT CARD OWNER TRUST 2002-6 (the "Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of Chase USA, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), the right to certain amounts received as Interchange and Recoveries (if any), all proceeds of the foregoing and the other assets and interests constituting the Trust pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999 as amended by the First Amendment thereto dated as of March 31, 2001, and the Second Amendment thereto dated as of March 1, 2002 as supplemented by the Series 2002-6 Supplement dated as of September 30, 2002 (collectively, the "Pooling and Servicing Agreement"), by and among Chase USA, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as Trustee (the "Trustee"). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. This Certificate is a duly authorized Investor Certificate entitled "Series 2002-6 Certificate" (the "Certificate"), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts allocated to the Certificates at the times and in the amounts specified in the Pooling and Servicing Agreement and to be deposited in the Investor Accounts, the Principal Funding Account and the Accumulation Period Reserve Account or paid to the Certificateholder.

-------------------

     MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and of Visa U.S.A., Inc., respecitvely.

                  The aggregate interest represented by the Certificate at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Investor Interest at such time. As of the Closing Date, the Initial Investor Interest is $1,100,000,000.

                  The Investor Interest on any date of determination will be an amount equal to (a) the Initial Investor Interest minus (b) the aggregate amount of principal payments made to the Certificateholder prior to such date, and minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over Investor Charge-Offs and Reallocated Principal Collections reimbursed prior to such date of determination; provided, however, that the Investor Interest may not be reduced below zero.

                  For the purpose of allocating Collections of Finance Charge Receivables and Receivables in Defaulted Accounts for each Monthly Period during the Controlled Accumulation Period, the Investor Interest will be further reduced (such reduced amount, the "Adjusted Investor Interest") by the aggregate principal amount of funds on deposit in the Principal Funding Account.

                  In addition to the Certificate, the Transferor will retain an undivided interest in the Trust pursuant to the Pooling and Servicing Agreement. The Transferor Interest is the interest in the Principal Receivables not represented by all of the Investor Certificates issued by the Trust. The Transferor Interest may be exchanged by the Transferor pursuant to the Pooling and Servicing Agreement for a newly issued Series of Investor Certificates and a reduced Transferor Interest upon the conditions set forth in the Pooling and Servicing Agreement.

                  The Trust shall pay to the Series 2002-6
Certificateholder an amount equal to the sum of the Class A Note Interest Requirement, the Class B Note Interest Requirement and the Net Class C Note Interest Requirement, with respect to each Interest Period, as more specifically set forth in the Pooling and Servicing Agreement (collectively, the "Note Interest Amount"), and will be distributed on the Business Day preceding November 15, 2002 and the 15th day of each calendar month thereafter, or if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Certificateholder of record as of the last Business Day of the calendar month preceding such Distribution Date (the "Record Date"). During the Rapid Amortization Period, in addition to the Note Interest Amount, principal will be distributed to the Certificateholder on each Distribution Date to the extent of Available Investor Principal Collections until the Certificate has been paid in full. During the Controlled Accumulation Period, in addition to monthly payments of the Note Interest Amounts, the amount on deposit in the Principal Funding Account will be distributed as principal to the Certificateholder on the Business Day preceding the September 2005 Distribution Date (the "Scheduled Principal Allocation Commencement Date"), unless distributed earlier as a result of the occurrence of a Pay Out Event in accordance with the Pooling and Servicing Agreement.

                  On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such

Transfer Date, from the Finance Charge Account to the extent of funds on deposit therein (i) Collections of Finance Charge Receivables processed as of the end of the preceding Monthly Period which have been allocated to the Series 2002-6 Certificate, (ii) from other amounts constituting Available Investor Finance Charge Collections, the sum of (A) the Class A Note Interest Requirement, (B) the Class B Note Interest Requirement, and (C) the Net Class C Note Interest Requirement.

                  On each Transfer Date, the Trustee or the Paying Agent shall apply the Available Investor Finance Charge Collections withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority: (i) an amount equal to the Class A Note Interest Requirement for the related Payment Date, (ii) an amount equal to the Class B Note Interest Requirement for the related Payment Date, (iii) the amount of any Net Investor Servicing Fee for such Transfer Date plus the amount of any Net Investor Servicing Fee due but not paid on any prior Transfer Date, (iv) an amount equal to the Net Class C
Note Interest Requirement for the related Payment Date, (v) an amount equal to the Investor Default Amount, if any, for the preceding Monthly Period,
(vi) an amount equal to the sum of the Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed, (vii) in accordance with the terms of the Pooling and Servicing Agreement, an amount equal to the excess of the Required Accumulation Period Reserve Account Amount over the Available Accumulation Period Reserve Account Amount and (viii) the excess, if any, of the Required Owner Trust Spread Account Amount over the amount then on deposit in the Owner Trust Spread Account.

                  On or before the Transfer Date immediately succeeding the Monthly Period in which the Controlled Accumulation Period or the Rapid Amortization Period commences and on or before each Transfer Date thereafter, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date from the Principal Account an amount equal to the least of (a) the Available Investor Principal Collections on deposit in the Principal Account, (b) the applicable Controlled Deposit Amount and
(c) the Adjusted Investor Interest prior to any deposits on such date and from such amounts, and (i) during the Controlled Accumulation Period, deposit such amount into the Principal Funding Account, and (ii) during the Rapid Amortization Period, pay such amount to the Certificateholder.

                  Distributions with respect to this Series 2002-6 Certificate will be made by the Trustee by, except as otherwise provided in the Pooling and Servicing Agreement, wire transfer or check mailed to the address of the Series 2002-6 Certificateholder of record appearing in the Certificate Register and except for the final distribution in respect of this Series 2002-6 Certificate, without the presentation or surrender of this Series 2002-6 Certificate or the making of any notation thereon.

                  This Certificate represents an interest in only the Chase Credit Card Master Trust. This Certificate does not represent an obligation of, or an interest in, the Transferor or the

Servicer, and neither the Certificate nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 2002-6 Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  The Transfer of this Certificate shall be registered in the Certificate Register upon surrender of this agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder or such Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

                  The Servicer, the Trustee and the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement provides that the right of the Series 2002-6 Certificateholder to receive payment from the Trust will terminate on the first Business Day following the Series 2002-6 Termination Date. Upon the termination of the Trust pursuant to Section
12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The Trustee or the Paying Agent shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared by the Servicer reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

                  This Series 2002-6 Certificate is a security governed by
Article 8 of the Delaware Uniform Commercial Code, as amended from time to time. The foregoing declaration shall not be amended, modified, revoked or otherwise changed during the effectiveness of the Series Supplement without the prior written consent of the Indenture Trustee.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, Chase Manhattan Bank USA, National Association, has caused this Certificate to be duly executed.

                                  By:
                                       --------------------------------------
                                       Authorized Officer


Dated:

              Form of Trustee's Certificate of Authentication

                       CERTIFICATE OF AUTHENTICATION

                  This is the Certificate of Chase Credit Card Master Trust, Series 2002-6, referred to in the within-mentioned Pooling and Servicing Agreement.

                                     THE BANK OF NEW YORK,
                                              Trustee



                                     By:
                                        -------------------------------------
                                        Authorized Signatory


Dated:

                                                                      EXHIBIT B
                                                                 TO EXHIBIT 4.2

             FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                                TO THE TRUSTEE
                              JPMORGAN CHASE BANK
                 CHASE CREDIT CARD MASTER TRUST SERIES 2002-6
                   MONTHLY PERIOD ENDING __________ __, ____


Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 2002-6 Supplement. This notice is delivered pursuant to Section 4.9.

     A) JPMorgan Chase Bank is the Servicer under the Pooling and Servicing Agreement.
     B)   The undersigned is a Servicing Officer.
     C) The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I.       INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.9, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account and the Principal Funding Account on ________ __, ____, which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3(a) of the Series 2002-6 Supplement and Section 4.9 of the Pooling and Servicing Agreement:

               A.   Pursuant to subsection 3(a) of the Series 2002-6
                    Supplement:

                    1. Servicer Interchange                     $_________

                    2. Net Investor Servicing Fee               $_________

               B.   Pursuant to subsection 4.9(a):

                    1. Class A Note Interest Requirement        $_________

                    2. Class B Note Interest Requirement        $_________

                    3. Net Investor Servicing Fee               $_________

                    4. Net Class C Note Interest Requirement    $_________

                    5. Investor Default Amount                  $_________

                    6. Investor Charge-offs                     $_________

                    7. Deposit to the Reserve Account           $_________

                    8. Deposit to the Owner Trust Spread
                       Account                                  $_________

                    9. Excess Finance Charge Collections        $_________

               C.   Pursuant to subsection 4.8 and 4.9(a):
                    (Application of Shared Excess Finance
                    Charge Collections to the Required Amount)

                    1. Class A Note Interest Requirement        $_________

                    2. Class B Note Interest Requirement        $_________

                    3. Net Investor Servicing Fee               $_________

                    4. Net Class C Note Interest Requirement    $_________

                    5. Investor Default Amount                  $_________

               D.   Pursuant to subsection 4.9(b):

                    1. Amount to be treated as Shared Principal
                       Collections                              $_________

                    2. Amount to be paid to the holder of the
                       Transferor's Interest                    $_________

                    3. Unallocated Principal Collections
                       (Excess Funding Account)                 $_________

               E.   Pursuant to subsection 4.9(c):

                    1. Monthly Principal                        $_________

                    2. Amount to be treated as Shared Principal
                       Collections                              $_________

                    3. Amount to be paid to the holder of the
                       Transferor's Interest                    $_________

                    4. Unallocated Principal Collections
                       (Excess Funding Account)                 $_________

               F.   Pursuant to subsection 4.9(d):

                    1.   Amount to be withdrawn from the
                         Principal Funding Account commencing
                         on the Transfer Date preceding the
                         Scheduled Principal Allocation
                         Commencement Date                      $_________

II.      REALLOCATED PRINCIPAL COLLECTIONS

Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.11 with respect to the related Monthly Period in the following amounts:

               A.   Pursuant to Section 4.11:

                    1. Monthly Reallocated Principal
                       Collections                              $_________

III.     ACCRUED AND UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month:

               A.   Pursuant to Section 4.6:

                    1. Class A Note Interest Shortfall          $_________

                    2. Class B Note Interest Shortfall          $_________

                    3. Class C Note Interest Shortfall          $_________

               B.   Pursuant to Section 4.9(a)(iii):

                    1. Unpaid Net Investor Servicing Fee        $_________

               C.   Pursuant to Section 4.10:

                    1. Aggregate amount of all unreimbursed
               Investor Charge-Offs                             $_________

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of __________, ____.

                                              JPMORGAN CHASE BANK,
                                              Servicer


                                              By:______________________
                                                 Name:
                                                 Title:

                                                                     EXHIBIT C
                                                                TO EXHIBIT 4.2

     JPMorgan Chase Bank                             Chase Credit Card Owner Trust      Monthly Report
     Certificateholder's Statement                          Series 2002-6



Section 5.2 - Supplement                                    Series 2002-6                   Total
                                                             Certificate

(i)     Monthly Principal Distributed                  ________________________          ____________
(ii)    Monthly Interest Distributed                   ________________________          ____________
          Class A Note Interest Requirement            ________________________          ____________
          Class B Note Interest Requirement            ________________________          ____________
          Net Class C Note Interest Requirement        ______________                    ____________
                                                                       ________          ____________
(iii)   Collections of Principal Receivables           ________________________          ____________
(iv)    Collections of Finance Charge Receivables      ________________________          ____________
(v)     Aggregate Amount of Principal Receivables                                        ____________
                            Investor Interest          ________________________          ____________
                            Adjusted Interest          ________________________          ____________
          Floating Investor Percentage                 ________________________          ____________
          Fixed Investor Percentage                    ________________________          ____________
(vi)    Receivables Delinquent (As %
          of Total Receivables)
                    Current
                    30 to 59 days                                                        ____________
                    60 to 89 days                                                        ____________
                    90 or more days                                                      ____________
                            Total Receivables                                            ____________
                                                                                         ____________
(vii)   Investor Default Amount                        ________________________          ____________
(viii)  Investor Charge-Offs                           ________________________          ____________
(ix)    Reimbursed Investor Charge-Offs                ________________________          ____________
(x)     Servicing Fee                                  ________________________          ____________
(xi)    Portfolio Yield (Net of Defaulted Receivables)                                   ____________
(xii)   Reallocated Monthly Principal                               ___________          ____________
(xiii)  Closing Investor Interest                      ________________________          ____________
(xiv)   LIBOR
(xv)    Principal Funding Account Balance                                                ____________
(xvi)   Accumulation Shortfall                                                           ____________
(xvii)  Principal Funding Investment Proceeds                                            ____________
(xviii) Principal Investment Funding Shortfall                                           ____________
(xix)   Available Funds                                ________________________          ____________
(xx)    Note Rate Class A
(xxi)   Note Rate Class B
(xxii)  Note Rate Class C

                                                                     EXHIBIT D

                   FORM OF TRANSFEREE REPRESENTATION LETTER


                                    [DATE]


Chase Manhattan Bank USA, National Association
500 Stanton Christiana Road
Floor 1
Newark, Delaware 19713

The Bank of New York
Corporate Trust-ABS
101 Barclay Street, 8 West
New York, New York 10286


               Re: Chase Credit Card Master Trust, Series 2002-6


Ladies and Gentlemen:

     In connection with our proposed purchase of $1,100,000,000 in principal amount of the Chase Credit Card Master Trust, Series 2002-6 Certificate (the "Certificate"), we confirm that:

     I. We have received such information and documentation as we deem necessary in order to make our investment decision. We understand that such information and documentation speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

     II. We agree to be bound by the restrictions and conditions relating to the Certificate set forth in the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended and as supplemented by the Series 2002-6 Supplement dated as of September 30, 2002 (the "Series 2002-6 Supplement" and together with the Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"), each by and among Chase USA, as Transferor on and after June 1, 1996, JPMorgan Chase Bank, as Transferor prior to June 1, 1996 and as Servicer, and The Bank of New York, as Trustee ("Trustee"), and agree to be bound by, and not to reoffer, resell, pledge or otherwise transfer (any such act, a "Transfer") the Certificate except in compliance with such restrictions and conditions including but not limited to those in Section 17 of the Series 2002-6 Supplement.

     III. We agree that the Certificate may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act of 1933, as amended (the "Securities Act") and other applicable laws and only (i) to the Transferor or (ii) to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and in a transaction exempt from the registration requirements of the Securities Act (upon delivery of the documentation required by the Pooling and Servicing Agreement and, if the Trustee so requires, an opinion of counsel satisfactory to the Trustee).

     IV. We have neither acquired nor will we Transfer the Certificate we acquire (or any interest therein) or cause any part of the Certificate (or any interest therein) to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and any treasury regulation thereunder, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

     V. We are not and will not become, for so long as we own any interest in the Certificate, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes or, if we are such a Person, the Certificate does not represent more than 50% of the value of all of our assets.

     VI. We are a person who is either (A)(i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) whose ownership of the Certificate is effectively connected with a such person's conduct of a trade or business within the United States (within the meaning of the Code) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes. We agree that (a) if we are a person described in clause (A)(i) or (A)(ii) above, we will furnish to the person from whom we are acquiring an interest in the Certificate, the Servicer and the Trustee, a properly executed U.S. Internal Revenue Service Form W-9 and a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form or (b) if we are a person described in clause
(A)(iii) above, we will furnish to the person from whom we are acquiring an interest in the Certificate, the Servicer and the Trustee, a properly executed U.S. Internal Revenue Service Form W-8ECI and a new Form W-8ECI, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form (and, in each case, such other certifications, representations or opinions of counsel as may be requested by the Trustee). We recognize that if we are a tax-exempt entity, payments with respect to the Certificate may constitute unrelated business taxable income.

     VII. We understand that a subsequent Transfer of the Certificate will be void if such Transfer would cause the number of Targeted Holders (as defined in the Series 2002-6 Supplement) to exceed ninety nine.

     VIII. We understand that the opinion of tax counsel that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs 4 and 5.

     IX. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

     X. We are acquiring the Certificate purchased by us for our own account or for a single account (each of which is an institutional "accredited investor") as to which we exercise sole investment discretion.

     XI. We are not (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA), including governmental plans and church plans, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include "plan assets" (as defined in United States Department of Labor ("DOL") Regulation Section 2510.3-101, 29 C.F.R. ss.2510.3-101 or otherwise under ERISA) by reason of a plan's investment in the entity, including, without limitation, an insurance company general account.

     XII. We understand that any purported Transfer of any portion of the Certificate in contravention of the restrictions and conditions in paragraphs 1 through 11 above (including any violation of the representation in paragraph 5 by an investor who continues to hold an interest in the Certificate occurring any time after the Transfer in which it acquired such Certificate) shall be null and void and the purported transferee shall not be recognized by the Trust or any other person as a Certificate Holder for any purpose.

     XIII. We further understand that, on any proposed resale, pledge or transfer of the Certificate, we will be required to furnish to the Trustee and the Registrar, such certifications and other information as the Trustee or the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Certificate and the Pooling and Servicing Agreement pursuant to which the Certificate was issued and we agree that if we determine to Transfer the Certificate, we will cause our proposed transferee to provide the Transferor, the Servicer and the Trustee with a letter substantially in the form of this letter. We further understand that the Certificate purchased by us will bear a legend to the foregoing effect.

     XIV. The person signing this letter on behalf of the ultimate beneficial purchaser of the Certificate has been duly authorized by such beneficial purchaser of the Certificate to do so.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,

                                  [full legal name of purchaser]


                                  By: _______________________________
                                      Name:
                                      Title:

                                                     SCHEDULE I TO EXHIBIT 4.2
                                                     (Schedule to Exhibit C of
                                                     the Pooling and Servicing
                                                     Agreement with respect to
                                                the Series 2002-6 Certificate)


                  SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                       MONTHLY PERIOD ENDING _______, __
                              JPMORGAN CHASE BANK
                  CHASE CREDIT CARD OWNER TRUST SERIES 2002-6

1.    The aggregate amount of the Investor Percentage of Collections of Principal Receivables......................................  $_______

2.    The aggregate amount of Investor Percentage of Collections of
      Finance Charge Receivables (excluding Interchange and amounts with respect to Annual Membership Fees).......................  $_______

3.    The aggregate amount of Investor Percentage of amounts with respect to Annual Membership Fees.............................  $_______

4.    The aggregate amount of Investor Percentage of Interchange....  $_______

5.    The aggregate amount of Servicer Interchange..................  $_______

6.    The aggregate amount of funds on deposit in the Finance
      Change Account allocable to the Series 2002-6 Certificate.....  $_______

7.    The aggregate amount of funds on deposit in the Principal
      Account allocable to the Series 2002-6 Certificate............  $_______

8.    The aggregate amount of funds on deposit in the Principal
      Funding Account allocable to the Series 2002-6 Certificate....  $_______

9.    To the knowledge of the undersigned, no Series 2002-6 Pay Out
      Event or Trust Pay Out Event has occurred except as described below:........................................................  $_______

                        [If applicable, insert "none."]

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of this ___ day of _______, __.

                                   JPMORGAN CHASE BANK


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:




                                       I-2